Exhibit 99.1

MARTIN MARIETTA TO DIVEST SOUTH TEXAS CEMENT AND RELATED CONCRETE OPERATIONS TO CRH plc

Raleigh, N.C. (November 21, 2023) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”) today announced that it has entered into a definitive agreement to sell its South Texas cement business and certain of its related concrete operations to CRH Americas Materials, Inc., a subsidiary of CRH plc, for $2.1 billion in cash. More specifically, the facilities to be divested include the Hunter cement plant in New Braunfels, related cement distribution terminals and 20 concrete plants serving the Austin and San Antonio region.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated “Consistent with our SOAR (Strategic Operating Analysis and Review) 2025 objectives, we continually examine ways to optimize our portfolio and product mix through asset purchases, exchanges and/or divestitures. After thorough evaluation, we believe that monetizing these operations is in the Company’s best interests to maximize near-, medium- and long-term stakeholder value.

“Consistent with our clearly articulated capital allocation priorities, we expect to use the transaction proceeds to advance our SOAR 2025 growth objectives, while continuing our long-standing track record of returning capital to shareholders.”

The transaction is expected to close in the first half of 2024, subject to regulatory approvals and other customary closing conditions.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready-mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business produces high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:
Jacklyn Rooker
Director, Investor Relations
(919) 510-4736
Jacklyn.Rooker@martinmarietta.com

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This release contains forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance.

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Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2022, Martin Marietta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. Except as required by law, the Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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